INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Voice It Worldwide, Inc. on Form S-8 (file numbers 333-12711, 333-12713 and 333-12715) of our reports dated February 11, 1998 appearing in the Annual Report on Form 10-KSB of Voice It Worldwide, Inc. for the year ended December 31, 1997.



/s/  Ehrhardt Keefe Steiner & Hottman PC
     Ehrhardt  Keefe  Steiner  &  Hottman  PC


Denver,  Colorado
March  31,  1998